Investor Presentation Growth & Market Positioning Q2 Earnings | August 2025 NASDAQ: LMB

NASDAQ: LMB | 2 We make forward-looking statements in this presentation within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts for future events, including, without limitation, the execution of the Company’s long-term strategic roadmap. These statements may be preceded by, followed by or include the words “may,” “might,” “will,” “will likely result,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target,” “potential,” “scenario,” “evolution,” “criteria” or similar expressions. These forward-looking statements are based on information available to us as of the date they were made and involve a number of risks and uncertainties which may cause them to turn out to be wrong. Some of these risks and uncertainties may in the future be amplified by certain health crises or outbreaks of diseases, such as epidemics or pandemics (and related impacts, such as supply chain disruptions) and there may be additional risks that we consider immaterial, or which are unknown. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Please refer to our most recent annual report on Form 10-K, as well as our subsequent filings on Form 10-Q and Form 8-K, which are available on the SEC’s website (www.sec.gov), for a full discussion of the risks and other factors that may impact any forward-looking statements in this presentation. Forward Looking Statements

Limbach is a leading building systems solutions firm specializing in revitalizing and maintaining mission-critical systems in existing facilities to keep them performing when it matters most. NASDAQ: LMB | 3

NASDAQ: LMB | 4 Limbach At-A-Glance WHO WE ARE WHO WE PARTNER WITH 1,600 TEAM MEMBERS Our people make a critical difference in providing and optimizing the environments that support life’s most important moments. We partner with Building Owners with Mission-Critical MEP Infrastructure OUR PURPOSE 21 LOCATIONS Healthcare Data Centers Higher Education Industrial & Manufacturing Life Science Cultural & Entertainment A building systems solutions firm with expertise in mechanical, electrical, and plumbing systems.

NASDAQ: LMB | 5 Transforming Into a Building Systems Solutions Firm As a leading Building Systems Solutions firm, we uniquely combine our engineering expertise with skilled craftsmanship to deliver fully integrated solutions. With a deep commitment to our customers’ existing mission-critical infrastructure, we create long-term value through custom solutions that address full building lifecycle, enhancing reliability, efficiency, and performance across all systems.

NASDAQ: LMB | 6 Durable Demand Through the Vertical Markets We Serve Healthcare Data Centers Higher EducationIndustrial & Manufacturing Life Sciences Cultural & Entertainment Mission-Critical Vertical Markets Revenue Diversification We operate in six distinct vertical markets across 17 Metropolitan Statistical Areas, reducing dependency on any single industry or location. Constant Demand Mission-critical markets must stay operational, ensuring continuous work and stability through varying economic cycles. National Growth Opportunity Focusing on customers across all vertical markets with national footprints unlocks untapped potential and increases revenue opportunities.

NASDAQ: LMB | 7 Macroeconomic Resilience Equipment will break, repairs/replacements are constant Fast-Paced Execution Allowing us to adapt and efficiently allocate costs Budget Agility Catering to customer needs spanning both Operating Expense (OpEx) and Capital Project (CapEx) budgets Embedded & Difficult to Displace Deeply integrated in customer facility operations, built over years Durable Demand Through Existing Infrastructure Focus

NASDAQ: LMB | 8 Competitive Matrix - Market Positioning & Differentiation Limbach stands apart by combining the best elements of the industry to deliver comprehensive, end-to-end facility solutions, offering investors a scalable, standardized enterprise model that maximizes long-term value in mission-critical markets. Focus: Typical Work Mix: Services Provided: Strategic Approach: Vertical Markets: OEM Firms Product-Focused Sell proprietary product Product dependent solutions: Sales + Service contracts Sell products to lock customers in Numerous Contractors New-Construction Execution-Focused Transactional, new project-based work Installation, repairs, maintenance Decentralized approach, backlog-focus Numerous (Commercial + Residential) Property Managers Generalists Generalists managing building operations Facility management, vendor coordination Cost-conscious, need partners to execute Numerous (Commercial + Residential) Consulting & Engineering Firms Design-Focused Provide engineered solutions System design, energy efficiency consulting No direct execution, reliant on contractors Government, Utilities, Healthcare, Education, Housing, Commercial, Industrial Building Systems Solutions Firm Existing- Infrastructure Focused Enterprise provider with standardized platform, expert in complex MEP systems Holistic solutions, combining engineering & field expertise one-stop-shop Standardized enterprise approach, dedicated to top local & national customers Disciplined to 6: Healthcare, Industrial/Mfg., Higher Ed., Life Sciences, Data Centers, Cultural & Entertainment

Two Operating Segments - ODR and GCR

LIMBACH



Owner Direct Relationships ("ODR")
Existing Buildings

ODR work is driven by **developing and proposing customized solutions that are developed from our vast knowledge of the facilities**, where competing firms are challenged to provide solutions

- Includes reoccurring revenue from service and maintenance contracts
- Better cash position by being in a direct payment relationship with owner vs. indirect
- Shorter schedules and increased number of transactions
- **Average Annual Gross Margin "ODR":**
  - 2022: 25.5%
  - 2023: 29.0%
  - 2024: 31.2%
  - YTD 2025: 29.0%



General Contractor Relationships ("GCR")
New Construction

GCR projects are characterized as having a solution in place therefore are more likely to be procured through a **competitive bid process**

- Most E&C peers are focused on large construction, working for General Contractors
- Tends to be more cyclical and dependent on macroeconomic conditions
- Production labor dependent & longer schedules making it more difficult to pass along inflationary costs
- **Average Annual Gross Margin "GCR":**
  - 2022: 13.8%
  - 2023: 17.0%
  - 2024: 21.1%
  - YTD 2025: 24.7%

Overarching Goal: Maximized Risk Adjusted Returns

NASDAQ: LMB | 9

Focused on Growth

Focused on Growth

Three Pillar Approach to Scale the Business:

Organic Segment Revenue Percentage Mix Shift Target


GCR
~20%
ODR
~80%

Full Transition to Achieving Optimal Higher Margin Mix

Margin Expansion Through Evolved Offerings


Traditional Speciality Contractor Services
OpEx Infrastructure Support
CapEx Integrated Facility Planning
Professional Services

Transformation To OEM Gross Margin Long-Term Goal of ~35-40%

Scale Through Acquisitions


HARPER
industrial air
Consolidated Mechanical
A Limbach Company
LIMBACH KENT ISLAND MECHANICAL
LIMBACH JAKE MARSHALL
PIONEER POWER
A LIMBACH COMPANY

Expand Geographic Footprint & Market Share Within Existing Markets

NASDAQ: LMB | 10

NASDAQ: LMB | 11 Pillar #1 - Performance Result of Transition Towards Optimal Mix Shift Over the period from FY 2019 – FY 2024, Gross Margin has expanded nearly 1,480 bps to 27.8% This has enabled us to drive Adjusted EBITDA Margin1 more than 4x from 3.0% to 12.3% ODR Rev. % 20.0% 40.0% 60.0% 80.0% G ro ss M ar gi n / A dj us te d EB IT D A M ar gi n O D R R evenue Percentage 1. See Adjusted EBITDA margin calculation and non-GAAP reconciliation on slide 28.

NASDAQ: LMB | 12 Total Revenue Pillar #1 – Total Revenue is Static, but Higher Margin ODR Revenue is Growing Total Revenue is down 6.2% from 2019 ODR Revenue CAGR of 21.3% for 2019 to 2024 period Total revenue growth projected for 2025 from acquisitions and organic growth ODR Revenue $568.2M $127.2M $490.4M $140.3M $496.8M $216.4M $516.4M $262.0M 2020 2021 2022 2023 2024 $518.8M $345.5M $553.3M $115.1M 2019

NASDAQ: LMB | 13 Pillar #1 – Sales Staff Expertise Evolution with Account Penetration On-Site Account Manager Engineer-Led Facility Assessments, Energy Benchmarking, Asset Spend Repair Local Account Executive National Account Executive Working closely with facilities’ staff to repair, maintain & perform minor upgrades on a reactive or emergency basis. ● Small Projects ● Time & Material Work ● Maintenance Services Working with C-Suite or VP level to build a long-term proactive program. ● Capital Projects ● Capital Programs - multiple years in length ● Setting up national master service agreements or “MSAs” Gathering data that we can analyze to help provide proactive planning. 2022-2024 2026-2027 2025-2026

NASDAQ: LMB | 14 Pillar #2 - Expanded Margins through Evolved LMB Offerings Integrated Facility Planning Rental Equipment Replacement & Retrofits Maintenance & Repairs Energy Efficiency Solutions Decarbonization Roadmaps Evolved LMB Offerings Customer Value Mission-critical building systems solutions support providing best-in-class options for longer- and shorter-term impacts. LMB experts are onsite to reduce downtime and optimize performance, becoming essential to daily operations. Revitalizing infrastructure, we analyze asset data to reduce energy use, optimize operational costs, and meet sustainability targets. We deliver tailored solutions, strengthening relationships without pushing specific products. We believe that becoming indispensable to our customers leads to long-term relationships generating both reoccurring and recurring revenue streams, quality margins, and long-term growth with our top customers both locally and nationally.

NASDAQ: LMB | 15 Pillar #2 - Building Relationships Locally & Nationally* Limbach Location National Healthcare Customer - Acute Care Location National Industrial Customer - Manufacturing Location Map Legend: This map highlights two examples of national customers, one in healthcare and one in industrial, where we currently partner locally, with the potential opportunity to scale nationally. By aligning where national customers operate, we potentially extend our reach, deepen relationships, and can deliver consistent value across markets. * This map illustrates potential opportunity as of August 5, 2025.

NASDAQ: LMB | 16 Pillar #2 - What We Do - Catering to Customer Needs & Budgets Operating Expense Professional ServicesCapital Projects Program Management Engineering Consulting Data Driven Solutions Capital Planning Integrated Facility Planning Maintenance & Repairs Replacements & Retrofits Rental Equipment MEP Infrastructure Decarbonization Roadmaps Energy Financing Solutions

NASDAQ: LMB | 17 Limbach Location States with branch locations and potential tuck-in opportunity Potential new geographies for acquisitions Pillar #3 - Current & Target Geographies Tuck-In Acquisition Criteria ❑ Total Annual Revenue: $10-15M w/80%+ ODR Revenue ❑ +15% YoY ODR Growth ❑ Focus on Gross Profit Quality & Account Resources ❑ Ex: New Geography Acquisition Criteria ❑ Total Annual Revenue: $25M-40M w/Strong ODR Mix ❑ Local Niche with Mature Building Owner Relationships ❑ Ex: Disciplined and focused M&A strategy comprises “Tuck-In” and “Expansion” acquisitions of companies with consistent and scalable business models, targeting to add $8M to $10M of Adjusted EBITDA on a full year basis as part of the overall strategy. Map Legend:

Pillar #3 - Value Creation Through Integrating Into a Common Platform

LIMBACH

Our acquisition strategy prioritizes alignment and specialized value, ensuring that each partnership enhances our culture and niche. By integrating into a common platform, we strengthen owner relationships and follow a proven value creation process to drive growth and long-term impact.

Characteristics We Seek:

1. **Cultural Fit**
   Alignment with our values and "we care" culture
2. **Niche**
   Specialized expertise in our core vertical markets
3. **Building Owner Customers**
   Commitment to building long-term relationships with Building Owners

Systems Integration

Value Creation Process:

Phase One

1. Common Organizational Structure
2. Reduction of Fixed Costs
3. Gross Profit Benchmarking
4. Risk Management Tools

Phase Two

5. Establish Account Focus
6. Deploy On-Site Account Managers
7. Roll Out Evolved Customer Offerings
8. Fully Built Out Account Teams

NASDAQ: LMB | 18

NASDAQ: LMB | 19 Pillar #3 - Recent Expansion Transaction – Closed July 1st, 2025 PPI is currently expected to contribute annualized revenue and Adjusted EBITDA of approximately $120 million and $10 million, respectively, beginning in 2026. This acquisition further expands our footprint in the core Midwest region and extends our reach into new geographic markets in the Upper Midwest. Attractive Business Model: - Compelling Valuation & Structure Geographic Proximity: - Attractive Operating Footprint Supports ODR Strategy: - Increased ODR Exposure - Attractive Customer Base Capability Expansion: - Value Creation Opportunities - Emphasis on Industrial Sector Other: - Cultural Fit M&A CRITERIA: Strong relationships with key customers extends Limbach’s reach into the industrial sector, with new exposure to food, power/utility, oil refining and other select end markets. The purchase price at closing of $66.1 million (subject to typical working capital adjustments) and includes owned real property valued at approximately $4.6 million. Transaction financed through a combination of available cash and borrowings under Limbach’s recently expanded revolving credit facility. Pioneer Power Inc. (“PPI”) generates the majority of its revenue through Owner Direct Relationships, primarily through time and materials contracts and small capital project work focused on maintenance, renovation and retrofit activity.

NASDAQ: LMB | 20 Pillar #3 - Recent Expansion Transaction – Closed December 2nd, 2024 Total consideration paid by Limbach at closing was $23 million (subject to typical working capital adjustments), sourced from available cash, with performance-based, contingent earn-outs totaling $2 million. Consolidated Mechanical is expected to contribute annualized revenue of approximately $23 million beginning in 2025, and EBITDA of $4 million per annum. The acquisition expands Limbach’s reach into Kentucky, Illinois, and Michigan, while Consolidated Mechanical’s Western Michigan presence complements existing operations in the state's Southeast. Significant share of revenues are owner-direct in nature, with a robust mix of time and materials and cost-reimbursable revenue streams focused on repair, maintenance, and retrofit activities. Attractive Business Model: - Compelling Valuation & Structure Geographic Proximity: - Attractive Operating Footprint Supports ODR Strategy: - Increased ODR Exposure - Attractive Customer Base Capability Expansion: - Value Creation Opportunities - Emphasis on Industrial Sector Other: - Cultural Fit M&A CRITERIA: Strong relationships with key customers extends Limbach’s reach into the industrial sector, with new exposure to the power generation, food processing, manufacturing, and metals markets.

NASDAQ: LMB | 21 Strong Balance Sheet and Disciplined Capital Allocation Strategy Balance Sheet to fund organic growth and acquisitions Investment in expanding and evolving LMB offerings Strategic acquisitions – disciplined acquisition criteria Key Balance Sheet Items June 30, 20251,2 December 31, 20242 Cash and Cash Equivalents $38.9 $44.9 Current Assets $209.0 $220.3 Current Liabilities $123.5 $151.0 Working Capital $85.5 $69.3 Net (Over) / Under Billing3 $(4.3) $(17.1) Revolver4 $10.0 $10.0 Term Loan — — Financing Liability (Sale and Leaseback Transaction) $5.4 $5.4 Vehicle Finance Leases $17.8 $11.9 Total Debt $33.2 $27.2 Net Debt (Cash)5 $(5.7) $(17.7) Equity $170.5 $153.5 Dollars in millions. 1. On July 1, 2025, the Company completed its acquisition of PPI. Refer to Note 15 within the Company’s report on Form 10-Q for the quarter ended June 30, 2025. 2. See the Company’s report on Form 10-Q for the quarter ended June 30, 2025. 3. For the calculation of the Company’s net billing position, refer to Note 4 within the Company’s Form 10-Q for the quarter ended June 30, 2025. 4. The Company entered into an amendment to its credit agreement on June 27, 2025, to expand the size of its revolving credit facility from $50 million to $100 million and make other conforming changes to the credit facility. 5. The Company's calculation of the Net Debt (Cash) position is Cash and Cash Equivalents minus Total Debt. Totals may not foot due to rounding.

NASDAQ: LMB | 22 Financial Goals 1. Reflects guidance issued by the Company on August 5, 2025. This guidance speaks only as of this date and this presentation does not constitute confirmation or updating of guidance. 2. See slide 28 for the non-GAAP reconciliation of Adjusted EBITDA Margin. 3. Free cash flow is defined as cash flow from operating activities, less changes in working capital and capital expenditures (excluding investment in rental equipment). See slide 30 for the non-GAAP reconciliation of Free Cash Flow. 2025 Guidance1 $650M to $680M Total Revenue Mix Shift 70% to 80% ODR ODR Revenue Growth 35% to 50% Total Gross Margin 28% to 29% Adjusted EBITDA $80M to $86M Adj. EBITDA Margin 12% to 13% Continued Strong Cash Flow 75% of Adj. EBITDA = Free Cash Flow Revenue Gross Margin / Adj. EBITDA2 Cash3

NASDAQ: LMB | 23 Stockholder Value Drivers Strong Growth Strategy: Organic Expansion & Strategic Acquisitions Durable, Reocurring Demand Through Economic Cycles Resilient Business Model and Strong Balance Sheet Scalable Business Platform Focused on Revitalizing Existing Infrastructure

APPENDIX 24

NASDAQ: LMB | 25 Operating and Financial Update QTD 2Q’25 Performance Dollars in millions. Totals may not foot due to rounding. 1. See the Company’s quarterly earnings press release on Form 8-K for the fiscal quarter ended June 30, 2025. 2. See slide 28 for Non-GAAP Reconciliation Table. Revenue1 $122.2 Adjusted EBITDA2 + 30.0%+ 16.4% Year-Over-Year Change Year-Over-Year Change $142.2 Gross Profit and (Margin)1 + 18.9% Year-Over-Year Change $33.5 (27.4%) $39.8 (28.0%) $108.9 $33.3 $82.8 $39.5 2Q’24 2Q’25 2Q’24 2Q’25 $31.6 $8.2 $8.1 2Q’24 2Q’25 $13.8 $17.9 $25.4

NASDAQ: LMB | 26 Operating and Financial Update YTD 2Q’25 Performance Dollars in millions. Totals may not foot due to rounding. 1. See the Company’s quarterly earnings press release on Form 8-K for the fiscal quarter ended June 30, 2025. 2. See slide 28 for Non-GAAP Reconciliation Table. Revenue1 $241.2 Adjusted EBITDA2 + 28.4%+ 14.2% Year-Over-Year Change Year-Over-Year Change $275.3 Gross Profit and (Margin)1 + 18.5% Year-Over-Year Change $64.6 (26.8%) $76.5 (27.8%) $199.3 $76.0 $157.0 $84.2 2Q’24 2Q’25 2Q’24 2Q’25 $57.8 $18.8 $17.1 2Q’24 2Q’25 $25.6 $32.8 $47.5

NASDAQ: LMB | 27 Sustainability at Limbach Reducing Energy & Operating Costs Revitalizing Existing Infrastructure ENERGY STAR® Partner Community Engagement Culture of Belonging Social Responsibility Hearts & Minds Comp & Benefits Packages Industry Accredited Training Sustainability at PLANET GOVERNANCE PE O PL E ● We champion employee health and safety through our Hearts & Minds program ● We offer competitive compensation and a range of benefits and programs ● Our dedication to employee growth was recognized with the APEX award from Training magazine in 2022,2023 & 2024 and the ATD Best Award in 2023 & 2024 ● We take great pride in contributing to the communities where we live and operate through our Hearts & Hands ERG ● We were recognized by Newsweek as one of America’s Most Loved Workplaces and Best Practice Institute as a top place to work People: Empowering Our Team & Supporting Our Communities Planet: Revitalizing Existing Infrastructure ● Building MEP systems are a major source of carbon emissions ● Our focus: Enhancing energy efficiency and cutting operating costs by revitalizing existing infrastructure ● ENERGY STAR® Partner: Providing facility assessments and engineered solutions Governance: Governing Responsibility ● Committed to transparency, accountability and ethical conduct ● Decisions are made in the best interest of stockholders and stakeholders ● Clear policies and procedures to mitigate risks and safeguard assets ● Board oversight of sustainability policies and programs ● Code of Conduct and Ethics / Whistleblower policy

Non-GAAP Reconciliation Table

*Reconciliation of Adjusted EBITDA Margin**

LIMBACH

(in thousands)	Fiscal Year Ended December 31, 2019	2020	2021	2022	2023	2024	Three Months Ended June 30, 2025	2024	Six Months Ended June 30, 2025	2024
Revenue:	**$ 553,334**	**$ 568,209**	**$ 490,351**	**$ 496,782**	**$ 516,350**	**$ 518,781**	**$ 142,241**	**$ 122,235**	**$ 275,349**	**$ 241,211**
Net income (loss)	**($ 1,775)**	**$ 5,807**	**$ 6,714**	**$ 6,799**	**$ 20,754**	**$ 30,875**	**$ 7,762**	**$ 5,963**	**$ 17,976**	**$ 13,549**
Adjustments:										
Depreciation and amortization	6,286	6,171	5,948	8,158	8,244	11,888	3,923	2,808	7,995	5,520
Interest expense	6,285	8,627	2,568	2,144	2,046	1,869	563	432	1,089	907
Interest income	—	—	—	—	(1,217)	(2,227)	(334)	(546)	(704)	(1,108)
Stock-based compensation expense	1,766	1,068	2,601	2,742	4,910	5,773	1,642	1,471	3,654	2,720
Loss on early debt extinguishment	513	—	1,961	—	311	—	—	—	—	—
Impairment of goodwill	4,359	—	—	—	—	—	—	—	—	—
Change in fair value of warrant liability	(588)	1,634	(14)	—	—	—	—	—	—	—
Change in fair value of interest rate swap	—	—	—	(310)	124	(34)	56	12	153	(137)
Severance expense	—	622	—	—	—	—	—	—	—	—
Loss on early termination of operating lease	—	—	—	849	—	—	—	—	—	—
CEO Transition costs	—	—	—	—	958	—	—	—	—	—
CFO Transition costs	576	—	—	—	—	—	—	—	—	—
Gain on embedded derivative	(388)	—	—	—	—	—	—	—	—	—
Restructuring costs	—	—	—	6,016	1,770	1,427	67	142	134	262
Change in fair value of contingent consideration	—	—	—	2,285	729	3,770	795	1,111	1,222	1,734
Income tax (benefit) provision	(282)	1,182	2,763	2,809	7,346	9,091	3,002	2,395	779	2,068
Acquisition and other transaction costs	—	—	735	273	826	1,282	472	21	522	51
Adjusted EBITDA	**$ 16,752**	**$ 25,111**	**$ 23,276**	**$ 31,765**	**$ 46,801**	**$ 63,714**	**$ 17,948**	**$ 13,809**	**$ 32,820**	**$ 25,566**
Adjusted EBITDA Margin	3.0%	4.4%	4.7%	6.4%	9.1%	12.3%	12.6%	11.3%	11.9%	10.6%

***Use of Non-GAAP Financial Measures**

In assessing the performance of our business, management utilizes a variety of financial and performance measures. The key measure is Adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure. We define Adjusted EBITDA as net income plus depreciation and amortization expense, interest expense (net), and taxes, as further adjusted to eliminate the impact of, when applicable, other non-cash items or expenses that are unusual or non-recurring or that we believe do not reflect our core operating results. We believe that Adjusted EBITDA is meaningful to our investors to enhance their understanding of our financial performance for the current period and our ability to generate cash flows from operations that are available for taxes, capital expenditures and debt service. We understand that Adjusted EBITDA is frequently used by securities analysts, investors and other interested parties as a measure of financial performance and to compare our performance with the performance of other companies that report Adjusted EBITDA. Our calculation of Adjusted EBITDA, however, may not be comparable to similarly titled measures reported by other companies. When assessing our operating performance, investors and others should not consider this data in isolation or as a substitute for net income (loss) calculated in accordance with GAAP. Further, the results presented by Adjusted EBITDA cannot be achieved without incurring the costs that the measure excludes.

NASDAQ: LMB | 28

Non-GAAP Reconciliation Table

Reconciliation of Adjusted Diluted Earnings Per Share*

(In thousands, except share and per share amounts)	Fiscal Year Ended December 31,												Three Months Ended June 30,				Six Months Ended June 30,			
	2019		2020		2021		2022		2023		2024		2025		2024		2025		2024	
Net income (loss) and diluted earnings per share	**$(1,775)**	**$(0.23)**	**$5,807**	**$0.72**	**$6,714**	**$0.66**	**$6,799**	**$ 0.64**	**20,754**	**$1.76**	**$30,875**	**$2.57**	**$7,762**	**$ 0.64**	**$5,963**	**$ 0.50**	**$17,976**	**$ 1.48**	**$13,549**	**$ 1.13**
Pre-tax Adjustments:																				
Amortization of acquisition-related intangible assets	642	0.08	630	0.08	484	0.05	1,567	0.15	1,880	0.16	4,688	0.39	1,757	0.15	1,031	0.09	3,620	0.30	2,088	0.17
Stock-based compensation expense	1,766	0.23	1,068	0.13	2,601	0.25	2,742	0.26	4,910	0.42	5,773	0.48	1,642	0.14	1,471	0.12	3,654	0.30	2,720	0.23
Loss on early debt extinguishment	513	0.07	—	—	1,961	0.19	—	—	311	0.03	—	—	—	—	—	—	—	—	—	—
Impairment of goodwill	4,359	0.57	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Loss on early termination of operating lease	—	—	—	—	—	—	849	0.08	—	—	—	—	—	—	—	—	—	—	—	—
Change in fair value of interest rate swap	—	—	—	—	—	—	(310)	(0.03)	124	0.01	(34)	—	56	—	12	—	153	0.01	(137)	(0.01)
Change in fair value of warrant liability	(588)	(0.08)	1,634	0.20	(14)	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Gain on embedded derivative	(388)	(0.05)	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Restructuring costs	—	—	—	—	—	—	6,016	0.56	1,770	0.15	1,427	0.12	67	—	142	0.01	134	0.01	262	0.02
Change in fair value of contingent consideration	—	—	—	—	—	—	2,285	0.21	729	0.06	3,770	0.31	795	0.07	1,111	0.09	1,222	0.10	1,734	0.15
Acquisition and other transaction costs	—	—	—	—	735	0.07	273	0.03	826	0.07	1,282	0.11	472	0.04	21	—	522	0.05	51	—
Severance expense	—	—	622	0.08	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
CFO transition costs	576	0.08	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
CEO transition costs	—	—	—	—	—	—	—	—	958	0.08	—	—	—	—	—	—	—	—	—	—
Tax effect of reconciling items[(1)]	(1,926)	(0.25)	(1,107)	(0.14)	(1,557)	(0.15)	(3,623)	(0.34)	(3,107)	(0.26)	(4,564)	(0.38)	(1,293)	(0.11)	(1,023)	(0.08)	(2,512)	(0.20)	(1,814)	(0.15)
Adjusted net income and Adjusted diluted earnings per share	**$3,179**	**$0.42**	**$8,654**	**$1.07**	**$10,924**	**$1.07**	**$16,598**	**$1.56**	**$29,155**	**$2.48**	**$43,217**	**$3.60**	**$11,258**	**$ 0.93**	**$8,728**	**$0.73**	**$24,769**	**$ 2.05**	**$18,453**	**$1.54**
Weighted average number of diluted shares outstanding		7,662,362		8,065,464		10,231,637		10,676,534		11,812,098		12,027,398		12,114,221		11,996,917		12,106,967		11,974,133

(1) The tax effect of reconciling items was calculated using a statutory tax rate of 28% for FYs 2019 and 2020 and 27% for FYs 2021 through 2024, and for the three and six months ended June 30, 2025 and 2024.
Totals may not foot due to rounding.

***Use of Non-GAAP Financial Measures**

In assessing the performance of our business, management utilizes a variety of financial and performance measures. The key measure is Adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure. We define Adjusted EBITDA as net income plus depreciation and amortization expense, interest expense (net), and taxes, as further adjusted to eliminate the impact of, when applicable, other non-cash items or expenses that are unusual or non-recurring or that we believe do not reflect our core operating results. We believe that Adjusted EBITDA is meaningful to our investors to enhance their understanding of our financial performance for the current period and our ability to generate cash flows from operations that are available for taxes, capital expenditures and debt service. We understand that Adjusted EBITDA is frequently used by securities analysts, investors and other interested parties as a measure of financial performance and to compare our performance with the performance of other companies that report Adjusted EBITDA. Our calculation of Adjusted EBITDA, however, may not be comparable to similarly titled measures reported by other companies. When assessing our operating performance, investors and others should not consider this data in isolation or as a substitute for net income (loss) calculated in accordance with GAAP. Further, the results presented by Adjusted EBITDA cannot be achieved without incurring the costs that the measure excludes.

NASDAQ: LMB | 29

Non-GAAP Reconciliation Table

Reconciliation of Free Cash Flow*

LIMBACH

(in thousands)	Fiscal Year Ended December 31,						Three Months Ended June 30,		Six Months Ended June 30,	
	2019	**2020**	**2021**	**2022**	**2023**	**2024**	**2025**	**2024**	**2025**	**2024**
Adjusted EBITDA:	**$ 16,752**	**$ 25,111**	**$ 23,276**	**$ 31,765**	**$ 46,801**	**$63,714**	**$ 17,948**	**$ 13,809**	**$ 32,820**	**$ 25,566**
Free Cash Flow:										
Net Income (loss)	($ 1,775)	$ 5,807	$ 6,714	$ 6,799	$ 20,754	$ 30,875	$ 7,762	$ 5,963	$ 17,976	$ 13,549
Non-cash operating activities[(1)]	16,568	13,767	16,997	17,634	18,222	24,454	9,088	6,661	14,146	11,373
Less: Purchases of property and equipment[(2)]	(2,663)	(1,483)	(791)	(993)	(2,266)	(2,998)	(751)	(1,763)	(980)	(2,272)
Free Cash Flow	**$ 12,130**	**$ 18,091**	**$ 22,920**	**$ 23,440**	**$ 36,710**	**$ 52,331**	**$ 16,099**	**$ 10,861**	**$ 31,142**	**$ 22,650**
Free Cash Flow Conversion %	**72.4%**	**72.0%**	**98.5%**	**73.8%**	**78.4%**	**82.1%**	**89.7%**	**78.7%**	**94.9%**	**88.6%**

1. Represents non-cash activity associated with depreciation and amortization, provision for credit losses / doubtful accounts, stock-based compensation expense, operating lease expense, amortization of debt issuance costs, deferred income tax provision, gain or loss on sale of property and equipment, loss on early termination of operating lease, loss on early debt modification, changes in fair value of contingent consideration, change in fair value of warrant liability, impairment of goodwill, and changes in the fair value of the Company's interest rate swap.
2. Excludes $4,526K of rental equipment purchases made during the twelve months ended December 31, 2024, and $94K and $1,532K of rental equipment purchases made during the three months ended June 30, 2025 and 2024, respectively, and $2,095K and $3,564K of rental equipment purchases made during the six months ended June 30, 2025 and 2024, respectively.

***Use of Non-GAAP Financial Measures**

In assessing the performance of our business, management utilizes a variety of financial and performance measures. The key measure is Adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure. We define Adjusted EBITDA as net income plus depreciation and amortization expense, interest expense (net), and taxes, as further adjusted to eliminate the impact of, when applicable, other non-cash items or expenses that are unusual or non-recurring or that we believe do not reflect our core operating results. We believe that Adjusted EBITDA is meaningful to our investors to enhance their understanding of our financial performance for the current period and our ability to generate cash flows from operations that are available for taxes, capital expenditures and debt service. We understand that Adjusted EBITDA is frequently used by securities analysts, investors and other interested parties as a measure of financial performance and to compare our performance with the performance of other companies that report Adjusted EBITDA. Our calculation of Adjusted EBITDA, however, may not be comparable to similarly titled measures reported by other companies. When assessing our operating performance, investors and others should not consider this data in isolation or as a substitute for net income (loss) calculated in accordance with GAAP. Further, the results presented by Adjusted EBITDA cannot be achieved without incurring the costs that the measure excludes.

NASDAQ: LMB | 30

LIMBACH

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